Exhibit 10.6

STRATEGIC AGREEMENT

This Strategic Agreement (“Agreement”) is made and entered into effective as of the 25 day of May, 2007 (“Effective Date”) by and between HUMANA INC. (“Humana”), a Delaware corporation, and BG MEDICINE, INC. (“BGM”), a Delaware corporation. Humana and BGM may be individually referred to herein to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BGM, from time to time, engages in studies to discover and develop blood-based biomarker tests and products for clinical application to improve patient outcomes.

WHEREAS, BGM desires to engage Humana, and Humana wishes, to provide to BGM certain services regarding such studies;

WHEREAS, the Parties desire to agree on certain terms and conditions to govern their business relationship for the term specified herein in connection with such services.

WHEREAS, the Parties desire to work together to support the appropriate use of blood-based biomarkers for the benefit of patients,

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained in this Agreement, intending to be legally bound, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “Affiliate” shall mean, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.2 “Agreement” shall have the meaning set forth in the preamble to this Agreement.

1.3 “Applicable Law” shall mean applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.4 “BGM” shall have the meaning set forth in the preamble to this Agreement.

1.5 “BGM Commercialized Diagnostic Product” shall have the meaning set forth in Section 5.1.1.

1.6 “Breaching Party” shall have the meaning set forth in Section 10.2.

1.7 “Business Day” shall mean a day other than a Saturday or Sunday on which banking institutions in the state of Delaware are open for business.

1.8 “Calendar Quarter” shall mean each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.9 “Complaining Party” shall have the meaning set forth in Section 10.2.

1.10 “Confidential Information” shall mean any and all information or material, whether oral, visual, in writing or in any other form, that, at any time before or after the Effective Date, has been or is provided, communicated or otherwise made known to the receiving Party by or on behalf of the disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto, including the terms of this Agreement. Confidential Information shall not include any information that:

(a) is now, or hereafter becomes, generally available to the public through no wrongful act, fault or negligence on the part of the receiving Party (or its employees, agents or contractors);

(b) was already in the possession of the receiving Party without restriction as to confidentiality at the time of disclosure as evidenced by competent written records;

(c) is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

(d) has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

(e) was independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information as evidenced by competent written records.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

1.11 “Conflicts Committee” shall have the meaning set forth in Section 2.2.

1.12 “Conflict of Interest” shall mean a financial or associational interest that has the potential, or the appearance of having the potential, to compromise the independent judgment of the Person who holds the interest.

1.13 “Consideration” shall mean the consideration to which Humana is entitled pursuant to Article 5 of the Agreement.

1.14 “Covered Project” shall have the meaning set forth in Section 3.1.1.

1.15 “Diagnostic Product” shall have the meaning set forth in Section 3.1.1.

1.16 “Effective Date” shall mean the effective date of this Agreement as set forth in the preamble to this Agreement.

1.17 “Exclusivity Term” shall have the meaning set forth in Section 3.1.1.

1.18 “FFDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time.

1.19 “Health Benefit Population” shall mean the Persons for whom health care benefits are covered or administered by particular health maintenance organizations, insurance carriers, health benefit administrators, pharmacy benefit managers, disease management companies or their Affiliates.

1.20 “Humana” shall have the meaning set forth in the preamble to this Agreement.

1.21 “Humana Members” shall mean Persons for whom Humana or any of its Affiliates bears financial risk for health care costs or for whom any of them administers health benefit contracts.

1.22 “Indemnitee” shall have the meaning set forth in Section 9.3.

1.23 “Initial Term” shall have the meaning set forth in Section 10.1.

1.24 “Joint Steering Committee” and “JSC” shall have the meaning set forth in Section 4.1.1.

1.25 “Knowledge” shall mean the actual knowledge or good faith understanding of the managing directors, vice presidents, senior vice presidents, president or chief executive officer of a Party of the facts and information then in their possession following commercially reasonable due inquiry.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.26 “Losses” shall have the meaning set forth in Section 9.1.

1.27 “Master Research Agreement” shall have the meaning set forth in Section 3.2.

1.28 “MFN Price” shall mean, with respect to a sale of a BGM Commercialized Diagnostic Product in a particular country, the lowest price available from BGM to [***], or [***], excluding in the case of sales [***]: (a) any prices charged to the [***], and [***]; (b) any prices charged [***]; and (c) [***] and [***].

1.29 “Net Sales” shall mean, with respect to a particular BGM Commercialized Diagnostic Product, the actual gross amount invoiced by BGM or its Affiliates for commercial sales of such product after deducting, in accordance with GAAP, the following:

(i) trade, cash and quantity discounts reasonably consistent with industry standards;

(ii) credits or allowances for damaged or spoiled product, returns, recalls or rejections of products, including allowance for breakage or spoilage;

(iii) sales, value added, excise or other direct taxes, and freight, postage, shipping and transportation insurance charges and additional transportation, custom duties, and other governmental charges on the BGM Commercialized Diagnostic Product; and

(iv) chargebacks, rebates or similar payments or credits directly related to the BGM Commercialized Diagnostic Product consistent with reasonable industry standards granted to managed health care organizations, wholesalers, distributors, buying groups, retailers, Health Benefits Population, or other institutions or health care organizations or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers.

Sales or other transfers between BGM and its Affiliates shall be excluded from the computation of Net Sales and no payments will be payable on such sales or transfers except where such Affiliates are end users, but Net Sales shall include the subsequent sales to Third Parties by such Affiliates. Where an Affiliate is the end user, Net Sales shall be deemed to be equal to the average per-unit price charged to Third Parties for the same BGM Commercialized Diagnostic Product during the relevant calendar half-year multiplied by the number of units sold or transferred to the Affiliate during such calendar half-year.

1.30 “Non-Humana Transaction” shall have the meaning set forth in Section 5.2.1.

1.31 “Notice Period” shall have the meaning set forth in Section 10.2.

1.32 “Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

1.33 “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.34 “Plaque Agreement” shall have the meaning in Section 11.6.2.

1.35 “Product Line Successors” shall have the meaning set forth in Section 11.8.2.

1.36 “Regulatory Authority” shall mean any supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the performance of the Services.

1.37 “Renewal Term” shall have the meaning set forth in Section 10.1.

1.38 “Research Collaboration Agreement” shall have the meaning set forth in Section 3.3.

1.39 “[***] Statement” shall have the meaning set forth in Section 5.2.4.

1.40 “Services” shall have the meaning set forth in Section 3.3.

1.41 “Term” shall have the meaning set forth in Section 10.1.

1.42 “Third Party” shall mean any Person other than BGM, Humana and their respective Affiliates.

1.43 “Third Party Claims” shall have the meaning set forth in Section 9.1.

1.44 “Valid Claim” shall mean a claim of an issued and unexpired patent, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or surrendered through reissue or disclaimer.

ARTICLE 2

SCOPE AND PURPOSE

2.1 Purpose – Discovery and Development. Blood-based biomarkers have the potential to significantly enhance the diagnosis and treatment of a variety of medical conditions by enabling physicians to select the best treatment regimen for their patients. The Parties are committed to accelerating the development of blood-based biomarkers by collaborating on Covered Projects. The development and validation of such biomarkers requires that research be conducted involving large numbers of human subjects, which Humana is uniquely poised to facilitate. The Parties therefore wish to enter into this Agreement to establish an arrangement to cooperate on Covered Projects and to exchange Consideration from the discovery and development of effective biomarkers.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2 Purpose – Appropriate Use. The Parties are committed to collaborating on studying the role of specific blood-based biomarkers in improving treatment outcomes and to understanding the promotion of appropriate use of specific biomarkers through various means, including but not limited to patient and provider education and information, care management, or benefit design considerations.

2.3 Conflicts of Interest. The Parties agree and acknowledge that a potential Conflict of Interest may develop as a result of Humana’s agreement to engage in a Covered Project pursuant to a Research Collaboration Agreement or any other research project involving BGM while at the same time receiving or being eligible to receive the Consideration. The Parties are committed to the safety and well-being of participating human subjects, to preserving the integrity of data generated and collected, and maintaining the confidence of the public in the bona fides of any Covered Project or other research collaboration. Accordingly, Humana will arrange for this Agreement, the Master Research Agreement, each Research Collaboration Agreement, the Plaque Agreement, and any other agreement involving both Parties to be reviewed by a committee specially constituted to review potential Conflicts of Interest and direct and oversee the implementation of Conflict of Interest management steps (the “Conflicts Committee”). The Parties agree to amend this Agreement or take any other actions determined by the Conflicts Committee to be necessary to manage a potential Conflict of Interest. If the Conflicts Committee at anytime determines that the Parties cannot simultaneously enter into the contemplated arrangements, or if the Parties are unwilling or unable to implement the directives of the Conflicts Committee, including, but not limited to, amending this Agreement and the Consideration set forth, the Conflicts Committee will direct that one or more of the contemplated arrangements be terminated, if already in effect, or aborted, if in negotiations. In the event that the Conflicts Committee directs that one or more of the contemplated arrangements be terminated, they shall thereupon be deemed terminated.

ARTICLE 3

RESEARCH COLLABORATION AGREEMENTS

3.1 Exclusive Period for Covered Projects

3.1.1 During the 12 month period commencing upon the Effective Date (the “Exclusivity Term”), Humana shall not enter into any agreement with any Third Party to engage in a project or study involving the [***] test or product (each such test or product, a “Diagnostic Product”) or involving [***], that involves [***] a particular Health Benefit Population (each, a “Covered Project”).

3.1.2 The Exclusivity Term shall be automatically renewed during the Term of the Agreement for subsequent periods of 12 months each unless either party, at least 90 days prior to the expiration of any Exclusivity Term, provides written notice of non-renewal to the other party, in which case, upon expiration of the then-current Exclusivity Term, Humana shall have no further obligation to BGM pursuant to this Section 3.1.

3.2 Master Research Agreement. The Parties shall enter into an agreement governing ownership of data, rights to inventions, and other intellectual property issues relating to Covered Projects, compensation, and other terms and conditions for Covered Projects (the “Master Research Agreement”). Humana and BGM shall negotiate with each other in good faith regarding the terms of the Master Research Agreement. The Research Collaboration Agreements governing specific Covered Projects shall be subject to the Master Research Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3 Research Collaboration Agreements. From time to time during the Term, the Parties may agree to engage in research or development services (the “Services”) in connection with one or more Covered Projects under this Agreement by executing and delivering one or more research collaboration agreements (each a “Research Collaboration Agreement”) which shall be negotiated and agreed to between the parties and which shall each be subject to the Master Research Agreement unless otherwise expressly specified in the Research Collaboration Agreement.

3.4 Performance. Each Party shall at all times conduct its operations in compliance with Applicable Law, including all fraud and abuse, anti-kickback, human subject protection, and patient confidentiality laws and regulations, and the Parties shall immediately cease all activities in connection with any part of this Agreement (or any Research Collaboration Agreement) that are prohibited, or become prohibited, by Applicable Law.

ARTICLE 4

MANAGEMENT

4.1 Joint Steering Committee.

4.1.1 Within thirty (30) days after the Effective Date, the Parties shall form a joint steering committee (the “Joint Steering Committee” or “JSC”) to review all Services being conducted hereunder and to discuss potential Research Collaboration Agreements and the proposed terms thereof. Each Party shall designate its initial members of the JSC within thirty (30) days after the Effective Date by written notice to the other Party.

4.2 Limitations on Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified as provided in Section 11.7 or compliance with which may only be waived as provided in Section 11.8.

ARTICLE 5

CONSIDERATION

5.1 Diagnostic Products Sold by BGM for Humana Members.

5.1.1 Subject to Sections 5.3 and 5.4, with respect to any Diagnostic Product that (a) is materially derived from any data developed by Humana in performance of a Covered Project or embodies any invention, development, discovery, evaluation, or validation by BGM

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

arising out of data or other services provided by Humana pursuant to a Covered Project and (b) is sold by BGM or any of its Affiliates (each such product, a “BGM Commercialized Diagnostic Product”), Humana shall receive from BGM the benefit of the MFN Price in effect as of the date such BGM Commercialized Diagnostic Product(s) are sold by BGM or any of its Affiliates to or for the use of Humana Members [***], calculated in accordance with Section 5.1.2 For clarity, BGM shall have [***] to offer Humana [***] terms with respect to BGM Commercialized Diagnostic Product that [***] BGM as of the [***].

5.1.2 With respect to sales in the United States, the initial MFN Price for a BGM Commercialized Diagnostic Product shall be calculated on a [***] basis, based on [***] in the most recent [***] that ended at least [***] days prior to the date of such determination. Thereafter, the MFN Price shall be determined by BGM within [***] days after the end of each [***], shall take effect on the [***] day of the [***] month after the end of such [***] and shall remain in effect for [***] months thereafter. By way of example, and without limitation to the foregoing, if BGM calculates the MFN Price for a BGM Commercialized Diagnostic Product for [***], BGM would notify Humana thereof by [***] and such MFN Price would take effect on [***] and would remain in effect until [***]. For the [***] ending [***], BGM would then recalculate the MFN Price for such BGM Commercialized Diagnostic Product, and notify Humana thereof by [***] and such MFN Price would take effect on [***] and would remain in effect until [***].

5.1.3 Notwithstanding Section 5.1.2, when the first BGM Commercialized Diagnostic Product has been licensed for sale in [***] other than [***], the parties shall enter into a supplemental agreement providing details similar to those in Section 5.1.2 regarding [***] the MFN Price for sales in [***] and also providing appropriate exclusions, similar to those contained in Sections 1.28 and 5.4, from MFN Price obligations based on applicable laws of [***].

5.1.4 The Parties may, as they deem appropriate, enter into other supplemental agreements that provide greater details regarding how the MFN Price [***], and how Humana is to [***] the MFN Price, with respect to particular BGM Commercialized Diagnostic Products considering the [***] of [***], their [***], and other relevant factors.

5.1.5 BGM’s obligations under this Section 5.1 shall apply to all BGM Commercialized Diagnostic Products that were [***] or [***] during the term [***], and for each such product such obligations shall continue until the [***] such product, [***] the term [***] has [***].

5.2 Diagnostic Products Sold by BGM to Persons other than Humana Members.

5.2.1 With respect to any BGM Commercialized Diagnostic Product that is sold by BGM or any of its Affiliates for the use of a Person other than a Humana Member (a “Non-Humana Transaction”), BGM shall pay Humana a [***] of Net Sales to such Persons as follows:

(a) With respect to any BGM Commercialized Diagnostic Product [***] based on data or services from a Covered Project in which Humana participates, BGM shall pay Humana a [***] equal to [***]% of Net Sales:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Notwithstanding Section 5.2.1(a), with respect to any BGM Commercialized Diagnostic Product, that was [***] based on data or services from a Covered Project in which Humana participates, BGM shall pay Humana a [***] equal to [***]% of Net Sales.

5.2.2 The payment [***] pursuant to Section 5.2.1 shall be subject to the following conditions:

(a) BGM’s obligations under this Section 5.2 shall apply to all BGM Commercialized Diagnostic Products that were [***] during the term [***]. If BGM ever has a Valid Claim with respect to a particular BGM Commercialized Diagnostic Product, [***] on Net Sales of such BGM Commercialized Diagnostic Product pursuant to Section 5.2.1 shall continue and accrue until the [***] such BGM Commercialized Diagnostic Product, [***] the term [***] has [***]. Thereafter, BGM [***] BGM Commercialized Diagnostic Product.

(b) [***] shall accrue on the disposition of reasonable quantities of BGM Commercialized Diagnostic Products by BGM or Affiliates as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies) or to clinical trials.

5.2.3 In the event that BGM transfers BGM Commercialized Diagnostic Products to one of its Affiliates, there shall be [***] at the [***] transfer. Subsequent sales of BGM Commercialized Diagnostic Products by the Affiliate to end users shall be [***] by BGM.

5.2.4 Within [***] days after the end of each [***] of BGM, BGM shall deliver to Humana a statement of its calculation of Net Sales derived from sales of BGM Commercialized Diagnostic Products during such [***] in [***] and any amounts due Humana with respect thereto, calculated as set forth in Section 5.2.1 (each such statement, a “[***] Statement”).

5.2.5 BGM shall pay Humana any amounts due with respect to a particular [***] by wire transfer to a bank account designated by Humana within [***] days following delivery of the [***] Statement for such [***].

5.3 Combination Products. In the event that a BGM Commercialized Diagnostic Product is (a) sold [***] or (b) [***] component, then in each case ((a) and (b)), the sales price for such combination product shall be [***], based on [***] BGM Commercialized Diagnostic Product [***] in such [***] if [***], for purposes of calculating the applicable MFN Price or the Net Sales; provided, that if such BGM Commercialized Diagnostic Product is [***], the Parties shall negotiate in good faith an estimate value thereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4 Best Price Regulation. If at any time during the Term, a [***] caps the price of, imposes a “best price” requirement on, or otherwise establishes a rebate or similar scheme for, a particular BGM Commercialized Diagnostic Product in the United States, including any program that is similar to the treatment of pharmaceutical products under [***], then, from and after the effective date thereof, the MFN Price with respect to such BGM Commercialized Diagnostic Product shall [***] the price permitted by such requirement.

ARTICLE 6

RECORDS AND AUDIT

6.1 Financial Records. Each Party shall, and shall cause its Affiliates to, keep reasonably complete and accurate books and records in sufficient detail to calculate the amounts payable under this Agreement including, with respect to BGM, books and records pertaining to MFN Prices and the preparation of each [***] Statement, and, with respect to Humana, books and records pertaining to the conduct of Services hereunder. All such books and records shall be retained by such Party and its Affiliates until the later of (a) three (3) years after the end of the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.2 Audits. Each Party shall have the right, no more than once during any twelve (12) consecutive month period during the Term and a period of one (1) year thereafter, to have the books and records kept by the other Party (and its Affiliates) pursuant to Section 6.1 (and all related work papers and other information and documents) examined by an independent accounting firm of national standing reasonably acceptable to such other Party to verify the correctness or completeness of any report or payment made under this Agreement, provided that if any audit by a Party under this Section 6.2 reveals that the other Party is or was not in material compliance with this Agreement, the auditing Party shall have the right to conduct such additional audits during such (12)-consecutive month period as may be reasonably required by such auditing Party to determine whether the other Party has appropriately remedied such non-compliance. Except as provided below, the cost of any audit shall be borne by the auditing Party unless the audit reveals a variance of more than five percent (5%) from the reported amounts, in which case the other Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.3 below, if such audit concludes that additional payments were owed or that excess payments were made during such period, the additional fees and expenses shall be paid, or such excess payments shall be reimbursed, within sixty (60) days after the date on which the independent accounting firm’s written report is delivered to the Parties.

6.3 Audit Dispute. In the event of a dispute regarding such books and records, including the amount of any payments owed, or other payments made, hereunder, BGM and Humana shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for arbitration to a certified public accounting firm selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree. The decision of such accounting firm shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as such accounting firm shall determine. Not later than ten (10) days after such decision, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments in accordance with such decision.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Confidentiality. Each Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 7 and the Parties shall cause any auditor or accounting firm to enter into a reasonably acceptable confidentiality agreement with the Parties obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

ARTICLE 7

CONFIDENTIALITY AND NON-DISCLOSURE

7.1 Confidentiality Obligations. At all times during the Term and for a period of ten (10) years following termination or expiration hereof, each Party shall, and shall cause its officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

7.2 Permitted Disclosures. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

7.2.1 Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law; provided, however, that the receiving Party shall first have given reasonable notice under the circumstances to the disclosing Party; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

7.2.2 Made by the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request with respect to the Services; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information; or

7.2.3 Made by the receiving Party or its Affiliates to Third Parties as may be necessary or reasonably useful in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement, including subcontracting transactions in connection therewith; provided, however, that such disclosure may only be made to such Persons as are subject to obligations of written confidentiality and non-use with respect to such Confidential Information at least as restrictive as the obligations of confidentiality and non-use of the receiving Party set forth in this Article 7.

7.3 Use of Name. Neither Party shall mention or otherwise use the name, insignia, symbol, Trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 7.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or necessary to exercise its rights or perform its obligations under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4 Press Releases. Press releases or other similar public communications by either Party relating to this Agreement shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which, to the extent possible, shall be provided to the other Party in advance for such Party’s comment, or if not possible, shall be provided to the other Party as soon as practicable after the release or communication thereof), and disclosures of information for which consent has previously been obtained, each of which shall not require advance approval.

7.5 Return of Confidential Information. Upon the expiration or earlier termination of this Agreement or as earlier requested by the disclosing Party, the receiving Party shall promptly transfer to the disclosing Party all documentary, electronic or other tangible embodiments of the disclosing Party’s Confidential Information, including any and all copies thereof, and those portions of any documents that incorporate or are derived from such Confidential Information.

7.6 Enforceability. The provisions of this Article 7 shall be specifically enforceable. Each Party acknowledges that its breach of any of its obligations under this Article 7 may cause the disclosing Party irreparable harm, for which monetary damages will be an inadequate remedy. Therefore, in the event of any such breach, the disclosing Party shall be entitled, in addition to any other remedy available under this Agreement, at law or in equity, to seek injunctive relief, specific performance of the terms hereof and other equitable relief for such breach or the material anticipatory breach of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

8.1.1 Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

8.1.2 Litigation. To its Knowledge, there is no pending or threatened litigation that alleges that such Party’s activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the patent or intellectual property rights of any other Person.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.1.3 Consents and Approvals. All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

8.1.4 Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable law or regulation or any provision of the articles of incorporation, bylaws or limited partnership agreement or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

8.2 Additional Representations, Warranties and Covenants of Humana. Humana represents, warrants and covenants to BGM as of the Effective Date as follows:

8.2.1 Humana has been selected to conduct the Services because of its experience, expertise and resources and not, in any way, as an inducement to, or in return for, past, present or future prescribing, purchasing, recommending, using, obtaining preferential formulary status for or dispensing any BGM Commercialized Diagnostic Product or any drug products of BGM; and

8.2.2 Neither Humana nor any of its Affiliates has been debarred or is subject to debarment and neither Humana nor any of its Affiliates shall use in any capacity, in connection with its activities under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. Humana shall inform BGM in writing immediately if it or any of the foregoing Persons is debarred or is the subject of a conviction described in Section 3.4, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Humana’s Knowledge, is threatened, relating to the debarment or conviction of Humana or any Person performing services on behalf of Humana hereunder.

8.3 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 8.1 AND 8.2 OR SUCH WARRANTIES AS MAY BE SET FORTH IN A RESEARCH COLLABORATION AGREEMENT, WHICH SHALL BE GOVERNED BY SUCH RESEARCH COLLABORATION AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9

INDEMNITY

9.1 Indemnification of BGM. Humana shall indemnify BGM, its Affiliates and their respective directors, officers, employees, licensors and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by Humana of any term of this Agreement; or (b) any gross negligence or willful misconduct on the part of Humana or any of its Affiliates or sublicensees in performing Humana’s obligations under this Agreement, except for those Losses which BGM has an obligation of indemnity pursuant to Section 9.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability; provided, however, that Humana shall not be obligated to indemnify BGM for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of BGM or any of its Affiliates or sublicensees.

9.2 Indemnification of Humana. BGM shall indemnify Humana, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by BGM of this Agreement; or (b) any gross negligence or willful misconduct on the part of BGM or any of its Affiliates in performing its obligations under this Agreement, except for those Losses for which Humana has an obligation of indemnity pursuant to Section 9.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that BGM shall not be obligated to indemnify Humana for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of Humana or any of its Affiliates.

9.3 Indemnification Process. The Person seeking indemnification (the “Indemnitee”) hereunder shall give notice to the indemnifying Party promptly upon receipt of written notice of the potential Third Party Claim for which indemnification may be sought under this Agreement. The Indemnitee shall permit the indemnifying Party to assume the defense or disposition of any such Third Party Claim or related litigation, provided that counsel is reasonably acceptable to the Indemnitee; and provided further, that the indemnifying Party shall not make any settlement admitting fault or incur any liability on the part of the Indemnitee without its written consent, such consent not to be unreasonably withheld or delayed. The Indemnitee shall cooperate with the indemnifying Party in all reasonable respects with respect to the defense of any such Third Party Claim, with the out-of-pocket costs of the Indemnitee to be reimbursed by the indemnifying Party. The Indemnitee shall be entitled to retain counsel of its choice (at is own expense) to participate in, but not control (except as provided below), the defense of any Third Party Claim. The Indemnitee shall be entitled to control the defense of such Third Party Claim at the indemnifying Party’s expense if (a) the indemnifying Party has failed to assume the defense of such Third Party Claim in a reasonably prompt manner or with counsel reasonably satisfactory to the Indemnitee or (b) the interests of the Indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable law, ethical rules or equitable

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

principles. In no event shall the Indemnitee compromise, settle or otherwise admit any liability with respect to any claim without the prior written consent of the indemnifying Party (such consent not to be unreasonably withheld or delayed).

9.4 Limitation on Damages and Liability. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 9.1 OR 9.2, NO PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, MILESTONES OR ROYALTIES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF THE EXPLOITATION OF ANY DIAGNOSTIC PRODUCT UNDER THIS AGREEMENT, OR ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

9.5 Insurance. Each Party shall have and maintain such type and amounts of liability insurance covering the supply, use and sale of each Product as is normal and customary for parties similarly situated. Each Party shall, at the other Party’s request, furnish to the other Party a certificate of insurance or evidence of self-insurance reasonably acceptable to the other Party indicating the required coverage.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. Unless earlier terminated pursuant to this Article 10, this Agreement shall be effective as of the Effective Date and shall continue for three (3) years (the “Initial Term”), and thereafter, unless either Party provides written notice to the other Party no later than one hundred twenty (120) days prior to the end of the Initial Term, shall automatically continue for an additional twelve (12)-month period (the “Renewal Term,” and together with the Initial Term, the “Term”); provided, however, that solely with respect to any Research Collaboration Agreements entered into prior to such expiration or termination, this Agreement shall remain in effect until the expiration or earlier termination of such Research Collaboration Agreements.

10.2 Termination for Material Breach. In the event that either Party (the “Breaching Party”) shall be in material default in the performance of any of its material obligations under this Agreement or any Research Collaboration Agreement, in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement or such Research Collaboration Agreement, in its entirety upon sixty (60) days’ prior written notice (the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate, provided that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach during the Notice Period (or, if such default cannot be cured within such sixty (60)-day period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions, provided that such default is cured within ninety (90) days after the receipt of such notice), except in the case of a payment default, as to which the Breaching Party shall have only a ten (10)-day cure period. In the event that Humana is the Breaching Party with respect to a Research Collaboration Agreement, BGM shall also have the right to terminate this Agreement and any other Research Collaboration Agreements then in effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3 Termination Upon Insolvency. Either Party may terminate this Agreement or any Research Collaboration Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

10.4 Accrued Rights; Surviving Obligations

10.4.1 Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

10.4.2 Survival. Without limiting the foregoing, Articles 6, 7, 8, and 9, Article 5 to the extent provided therein, and Sections 11.4, 11.5, and this Section 10.4 shall survive the termination or expiration of this Agreement for any reason.

10.4.3 Remedies. All remedies provided hereunder are cumulative and concurrent, and are in addition to all other available remedies at law or in equity; provided, however, that a Party shall not seek to avail itself of such other remedies (except for any equitable remedy) during any cure period under this Agreement. This Section shall be specifically enforceable.

ARTICLE 11

MISCELLANEOUS

11.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within thirty (30) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2 Assignment. Neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that BGM may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or a successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates; provided further that the assigning Party remains jointly and severally liable with the relevant Affiliate or successor in interest under this Agreement. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of BGM or Humana, as the case may be.

11.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

11.4 Governing Law, Jurisdiction, Venue and Service.

11.4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.4.2 Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Florida and the United States District Court for the Southern District of Florida for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

11.4.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Florida or in the United States District Court for the Southern District of Florida, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4.4 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.5 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

11.5 Notices.

11.5.1 Notice Requirements. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed given as of the date it is: (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the other Party at such Party’s address listed below or subsequently specified in writing, or (c) sent, shipping prepaid, return receipt requested, by national courier service, to the other Party at such Party’s address listed below or subsequently specified in writing. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

As to Humana:	Humana Inc.
500 West Main Street
Louisville, KY 40202
Attn: Law Department

cc:	Jennifer Geetter, Esq.
McDermott Will & Emery LLP
600 13th Street, N.W.
Washington, D.C. 20005

As to BGM:	BG Medicine
610 N Lincoln Street
Waltham, MA 02451
Attn: President

cc:	William T. Whelan, Member
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center | Boston, MA 02111

11.6 Entire Agreement; Amendments.

11.6.1 This Agreement and its attached Exhibits represent the entire understanding among the Parties, and supersedes all other agreements, express or implied, between the Parties as to its subject matter. Any alteration, modification, or amendment to this Agreement must be in writing and signed by each Party. The attached Exhibits are incorporated into this Agreement by reference. Each Party confirms that it is not relying on any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.6.2 The Parties acknowledge that they are currently negotiating a separate agreement pursuant to which Humana will assist BGM and others in conducting a research study examining the role of high risk plaque in the development of cardiovascular disease (the “Plaque Agreement”). The Plaque Agreement is separate and independent from this Agreement and is not affected, modified, subject to, or superceded by this Agreement.

11.7 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.8 Applicability to Other Persons.

11.8.1 The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons. For the avoidance of doubt, all present and existing subsidiaries of Humana Inc. that underwrite or administer health plans shall be considered Parties and shall be entitled to the benefits accruing to Humana hereunder.

11.8.2 The obligations of BGM under this Agreement with respect to any BGM Commercialized Diagnostic Product shall apply to and bind any direct or indirect transferee of rights with respect to such product line, whether by means of sale of the product line, sale, merger, or consolidation of BGM, or any other transfer of the product line, and also to any licensee of rights to the product line (collectively “Product Line Successors”). BGM shall assure that all agreements with Product Line Successors expressly provide for their assumption of such obligations. BGM shall also continue to be liable to Humana for all obligations with respect to such product lines, notwithstanding any direct or indirect transfer of the product lines or the assumption of obligations with respect thereto by Product Line Successors.

11.9 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.10 Relationship of the Parties. It is expressly agreed that BGM and Humana shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither BGM nor Humana shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so, such consent not to be unreasonably withheld or delayed.

11.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party hereto as if they were original signature.

11.12 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Exhibit shall mean references to such Article, Section or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

11.13 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

[Signature Page Follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

HUMANA INC.		BG MEDICINE, INC.

Signature:	/s/ Carol J. McCall	Signature:	/s/ Pieter Muntendam
Name:	Carol J. McCall	Name:	Pieter Muntendam
Title:	VP of Research and Development	Title:	President and CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO STRATEGIC AGREEMENT

This First Amendment to the Strategic Agreement (the “Amendment”) is entered into this 12th day of May, 2008 by and between Humana Inc. (“Humana”) and BG Medicine, Inc. (“BGM”).

WITNESSETH

WHEREAS, the parties entered into the Strategic Agreement (the “Agreement”) effective November May 25, 2007; and

WHEREAS, the parties desire to amend the Agreement as it relates to the Exclusivity Term set forth in Section 3.l of the Agreement;

NOW, THEREFORE, in consideration for the mutual promises contained herein, Humana and BGM agree to amend the Agreement as follows:

1. The Exclusivity Term set forth in Subsection 3.1.1 of the Agreement shall be extended to 15 month from the Effective Date.

2. Subsection 3.1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

3.1.2 The Exclusivity Term shall be automatically renewed during the term of the Agreement for subsequent periods of 12 months unless either party, at least 15 (fifteen) days prior to the expiration of any Exclusivity Term, provides written notice of non-renewal to the other party, in which case, upon expiration of the then-current Exclusivity Term, Humana shall have no further obligation to BGM pursuant to this Section 3.1.

3. Except as specifically amended hereby, the terms and conditions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the parties hereto have the authority necessary to bind the entities identified herein and have caused this Amendment to the Strategic Agreement to be executed by their duly authorized officers to be effective as of the date first above written.

Humana Inc.		BG Medicine, Inc.

By:	/s/ Carol J. McCall		/s/ Pieter Muntendam

Print Name:	Carol J. McCall	Print Name:	Pieter Muntendam

Title:	VP, R&D	Title:	President

Date:	5/12/08	Date:	May 12, 2008

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT 2

This amendment (this “Amendment”) is made to the Strategic Agreement entered into on the 25th day of May, 2007 (the “Agreement”) by and between HUMANA, INC. and BG MEDICINE, INC., and is entered into as of the date of last signature below. It is mutually understood and agreed by and between the Parties to amend that the Agreement as follows:

Section 3.1 Exclusive Period for Covered Projects, shall be deleted in its entirety and replaced with the following:

3.1 Right of First Refusal.

Should BG Medicine desire to engage in any project or study involving the [***] or product (each such test or product, a “Diagnostic Product”) or involving [***], that involves [***] a particular Health Benefit Population (each, a “Covered Project”), it must offer by way of a Request for Proposal (“RFP”) such Covered Project exclusively to Humana. Humana shall then have [***] days from receipt of the RFP to submit a proposal to BG Medicine or to reject the RFP. BG Medicine may offer the Covered Project to any other third party if (a) Humana chooses not to submit a proposal in response to the RFP (b) Humana and BG Medicine fail to reach a formal agreement relating to the Covered Project within [***] days of Humana’s receipt of the RFP or the such other period agreed to by the Parties; or (c) at any time Humana agrees to waive its right of first refusal under this Section 3.1.

Should Humana desire to engage in any project or study involving the [***] test or product (each such test or product, a “Diagnostic Product”) or involving [***], that involves [***] a particular Health Benefit Population (each, a “Covered Project”), it must offer by way of a written notification such Covered Project exclusively to BG Medicine. BG Medicine shall then have [***] days from receipt of the written notification to submit the RFP to Humana or to reject the Covered Project. Humana may offer the Covered Project to any other third party if (a) BG MEDICINE chooses not to submit the RFP in response to the written notification (b) BG Medicine and Humana fail to reach a formal agreement relating to the Covered Project within [***] days of BG Medicine’s receipt of the written notification or such other period agreed to by the Parties; or (c) at any time BG Medicine agrees to waive its right of first refusal under this Section 3.1.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

Humana Inc.		BG Medicine, Inc.

	/s/ Carol McCall		/s/ Pieter Muntendam
Print Name:	Carol McCall	Print Name:	Pieter Muntendam
Title:	VP, R&D	Title:	President & CEO
Date:	8/12/09	Date:	August 12, 2009

Amendment 2	Page 1 of 1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.